AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON
                                March 11, 2002
        Post-Effective Amendment No. 4 to Reg'n Statement No. 33-4664
      _________________________________________________________________
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                   FORM S-8
                       POST-EFFECTIVE AMENDMENT No. 4 TO
                            REGISTRATION STATEMENT
                                    Under
                          THE SECURITIES ACT OF 1933
                       _________________________________
                         ANHEUSER-BUSCH COMPANIES, INC.
            (Exact name of registrant as specified in its charter)
                  Delaware                            43-11628
       (State or other jurisdiction                (IRS Employer
       of incorporation or organization)          Identification No.)
                                One Busch Place
                           St. Louis, Missouri 63118
                    (Address of principal executive offices)
                           __________________________
                         ANHEUSER-BUSCH COMPANIES, INC.
            Incentive Stock Option/Non-Qualified Stock Option Plan
                            (Full title of the plan)
                           __________________________
JoBeth G. Brown, Esq.                         Copies to:
Vice President and Secretary                  John A. Niemoeller, Esq.
Anheuser-Busch Companies, Inc.                The Stolar Partnership
One Busch Place                               911 Washington Avenue, 7th Fl
St. Louis, Missouri 63118                     St. Louis, Missouri 63101
(Name and address of agent for service)
            (314) 577-3314
(Telephone number of agent for service)
Removing from registration the shares not yet issued to participants, and supplying certain exhibits.
________________________________________________________________________________
The Anheuser-Busch Incentive Stock Option/Non-Qualified Stock Option Plan
(the "Plan") has expired, and, all options issued under it have either been exercised or terminated. In accordance with the undertaking of the Registrant given pursuant to Item 512(a)(3) of Regulation S-K, the Registrant hereby: (1) removes from registration the 4,515,452 shares of the Registrant's common stock which presently are registered under registration statement No. 33-4664, but which had not been issued to Plan participants and, because of the termination of the Plan, never will be so issued; and
(2) supplies an additional exhibit described in Part II.
                                   PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8.  Exhibits
Exhibit 24.4
Power of Attorney
SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of
Missouri, on March 11, 2002.
                              ANHEUSER-BUSCH COMPANIES, INC.
                              By: /s/ JOBETH G. BROWN
                                      JoBeth G. Brown, Vice President
                                      and Secretary)
Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed below by the following persons in the capacities and on the dates indicated:
      Signature                 Title                Date
 August A. Busch III*    Chairman of the Board    March 11,2002
(August A. Busch III)    and President and
                         Director (Principal
                         Executive Officer)
 W. Randolph Baker*      Vice President and       March 11, 2002
(W. Randolph Baker)      Chief Financial
                         Officer
                         (Principal Financial
                         Officer)
 John F. Kelly*          Vice President and       March 11, 2002
(John F. Kelly)          Controller (Principal
                         Accounting Officer)
 Bernard A. Edison*      Director                 March 11, 2002
(Bernard A. Edison)
 Carlos Fernandez*       Director                 March 11,2002
(Carlos Fernandez)
 John E. Jacob*          Director                 March 11,2002
(John E. Jacob)
 James R. Jones*         Director                 March 11,2002
(James R. Jones)
 Charles F. Knight*      Director                 March 11,2002
(Charles F. Knight)
 Vernon R. Loucks, Jr.*  Director                 March 11,2002
(Vernon R. Loucks, Jr.)
 Vilma S. Martinez*      Director                 March 11,2002
(Vilma S. Martinez)
 James B. Orthwein*      Director                 March 11,2002
(James B. Orthwein)
 William Porter Payne*   Director                 March 11,2002
(William Porter Payne)
 Joyce M. Roche'*        Director                 March 11, 2002
(Joyce M. Roche')
 __________________      Director
(Henry Hugh Shelton)
 Patrick T. Stokes*
(Patrick T. Stokes)                               March 11, 2002
 Andrew C. Taylor*
(Andrew C. Taylor)                                March 11, 2002
 ______________________      Director
(Douglas A. Warner III)
 Edward E. Whitacre, Jr.*    Director             March 11,2002
(Edward E. Whitacre, Jr.)
                                 * By: /s/ JOBETH G. BROWN
                                           JoBeth G. Brown
                                           Attorney-in-Fact
                        EXHIBIT INDEX
Exhibit 24.4
Power of Attorney
Exhibits not incorporated by reference are filed electronically.